UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006 (March 1, 2006)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 3, 2006, WellPoint, Inc. (the “Company”) filed a Form 8-K (the “Form 8-K”) to report compensation to executive officers. This Form 8-K/A is being filed to correct the number of 2006 Restricted Stock Awards granted to the named executive officers as listed in the Form 8-K. Other than this change, no other portions of the Form 8-K as originally filed are being amended hereby.

Section 1—Registrant’s Business and Operations.

Item 1.01—Entry into a Material Definitive Agreement.

On March 1, 2006 the Compensation Committee of the Board of Directors of WellPoint, Inc. established the following item with respect to the compensation of each of the executive officers of WellPoint identified in the table below:

Executive Officer	2006 Restricted Stock Award (#)[1]
Larry C. Glasscock	44,028
David C. Colby	13,959
Keith R. Faller	16,157
Joan E. Herman	10,810
John S. Watts, Jr.	11,016

[1]	The 2006 Restricted Stock Awards were made on March 1, 2006 at fair market value based on the closing market value of WellPoint’s Common Stock on the New York Stock Exchange on March 1, 2006 (which was $76.59). The restricted stock will vest in three equal annual installments over three years beginning March 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2006

WELLPOINT, INC.

By:	/s/ David C. Colby
Name:	David C. Colby
Title:	Executive Vice President and Chief Financial Officer

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